United states

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 25, 2018

sustainable Projects group inc.

(Exact name of registrant as specified in its charter)

Nevada	000-54875	81-5445107
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

225 Banyan Blvd Suite 220, Naples, Florida	34102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	239-307-2925

Sustainable Petroleum Group Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K	Sustainable Projects Group Inc.	Page 2

Information to be included in report

Item 1.01	Entry into a Material Definitive Agreement

Letter of Intent

Pursuant to the terms and conditions of a letter of intent dated September, 2018 between Sustainable Projects Group Inc. and Cormo AG, SPGX has agreed to enter into a joint venture with Cormo to assist in the business development of Cormo’s operations in United States. Cormo is in the business of producing and developing peat moss replacement and natural foam products and technologies. The joint venture will be owned by SPGX (35%) and Cormo (35%), with the balance of the 30% being offered to investors for an aggregate funding of $600,000, which will represent the joint venture’s working capital. For its participation in the joint venture, SPGX will be required to provide certain services, including U.S. business development, market research, and determination of potential distribution channels. See Exhibit 10.13 - Letter of Intent for more details.

Shareholder’s Agreement

Pursuant to the terms and conditions of a shareholder’s agreement dated September 29, 2018 among Sustainable Projects Group Inc., Kurt Muehlbauer, David Conza, and Christopher Grunder, SPGX has entered into a joint venture relationship with the other parties for the purpose of importing, selling and distributing products offered by Vitalizer International of Switzerland. SPGX will be a shareholder of the joint venture, Vitalizer Americas Inc., and will own 55% of the joint venture. The other three parties will each own 15% of the voting shares in the joint venture, and will each contribute $75,000 for their 15% ownership. For its participation in the joint venture, SPGX will be required to provide certain services, including general management and day to day operations of the joint venture. See Exhibit 10.14 - Shareholder’s Agreement for more details.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On September 26, 2018 Tiffany Muehlbauer consented to and was appointed the Chief Operating Officer of SPGX by the board of directors.

The board of directors and management of SPGX currently consists of Stefan Muehlbauer as a director and as the Chief Executive Officer, the Chief Financial Officer, the Treasurer, the Corporate Secretary and the Chief Communications Officer of SPGX, Lilibeth Fani Grunder as a director of SPGX, and Dr. Philip Grothe as a director of SPGX, and Tiffany Muehlbauer as the Chief Operating Officer.

Tiffany Muehlbauer (38 years old) has been the Chief Operating Officer of SPGX since September 2018. During the past five years, Mrs. Muehlbauer has worked as Chief Operating Officer and Creative Director at Arma Communications Inc. Previously Mrs. Muehlbauer has worked as Head of Marketing and Equities Broker at Julius Baer Brokerage in Frankfurt Germany. Mrs. Muehlbauer holds a bachelors degree in Finance and Marketing from the University of Miami.

SPGX does not have any committees, and therefore no directors or officers have served or do serve on any committees, other than the audit committee, which the three directors currently are members.

During the past three years, none of the current directors or officers have served as a director of any listed companies.

There is no family relationship among the directors or officers of SPGX, with the exception of Mrs. Muehlbauer, who is the spouse of Mr. Muehlbauer, and Ms. Fani Grunder, who is the sister of Christopher Grunder, a principal shareholder of SPGX.

During the last two years, there has been no transaction or proposed transaction that SPGX was or is a party to in which any of the current directors or officers had or is to have a direct or indirect material interest, except for the Services Agreement dated August 1, 2017 between SPGX and Dr. Philip Grothe. See Exhibit 10.7 - Services Agreement for more details.

SPGX has not entered into any material plan, contract, or arrangement (whether or not written) with any of any of current directors or officers.

Item 7.01.	Regulation FD Disclosure.

Limitation on Incorporation by Reference: In accordance with general instruction B.2 of Form 8-K, the information in this report, including Exhibit 10.7 is furnished under Item 9 and pursuant to Regulation FD, and will not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as will be expressly set forth by specific reference in such filing. This report will not be deemed a determination or an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

The information contained in Exhibit 10.7 is incorporated herein by reference.

Form 8-K	Sustainable Projects Group Inc.	Page 3

Item 9.01.	Financial Statements and Exhibits.

(d)      Exhibits

Exhibit	Description

10.7

Services Agreement dated August 1, 2017 between Sustainable Petroleum Group Inc. and Dr. Philip Grothe, filed as an exhibit to SPGX’s Form 10-K (Annual Report) filed on August 31, 2017, and incorporated herein by reference.

Filed

10.13	Letter of Intent dated for reference September 25, 2018 between Sustainable Projects Group Inc. and Cormo AG.	Included

10.14	Shareholder’s Agreement dated September 29, 2018 among Sustainable Projects Group Inc., Kurt Muehlbauer, David Conza, and Christopher Grunder.	Included

Form 8-K	Sustainable Projects Group Inc.	Page 4

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Sustainable Projects Group Inc. has caused this report to be signed on its behalf by the undersigned duly authorized person.

SUStainable Projects group inc.

Dated: October 3, 2018	By:	/s/ Stefan Muehlbauer
Stefan Muehlbauer – CEO